                                                                   EXHIBIT 10.31

                                PROMISSORY NOTE
                                ===============



$  100,000.00                                       DATE:   February 21, 1997
  ------------                                            ----------------------

Costa Mesa, California
-----------------------
(location where signed)


For value received, the undersigned promises to pay in lawful money to Doug Travato at his offices at 31112 Via Limon, San Juan Capistrano, CA 92675, the sum of One hundred thousand dollars, ($100,000), plus interest.

Interest shall be payable at the rate of ten percent (10%) per annum on the unpaid balance of the within note. Such interest shall commence February 21, 1997. All principal and accrued interest shall be paid in full by January 1, 1998.

Notwithstanding any other provision of this note, the undersigned agrees to pay interest on all sums of interest and principal at the rate of ten percent (10%) per annum from the date when due (whether or not such maturity results from the exercise of any option of the holder of this note) to date of payment.

In the event of commencement of suit to enforce payment of this note, the undersigned agrees to pay such additional sum as attorney fees as the court may adjudge reasonable.

The makers hereby waive extension of time payment, presentment and demand for payment, protest and notice of demand, protest non-payment or dishonor of this note.

Executed this 6th day of March, 1997.

by:

 /s/ ARAM H. KEITH
------------------------------------------
Aram H. Keith
for Keith International, Inc.
2955 Redhill Avenue
Costa Mesa, CA  92626